UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 13, 2017

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8450 Gander Creek Drive

Miamisburg, Ohio 45342

(Address of principal executive offices) (zip code)

(877) 855-7243

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 13, 2017, the Board of Directors of Verso Corporation (“Verso”) authorized management to permanently shut down the No. 3 paper machine and associated equipment at Verso’s Androscoggin mill in Jay, Maine. Verso previously announced in November 2016 its decision to temporarily idle the No. 3 paper machine and a digester and recovery boiler that support the No. 3 paper machine, reducing annual coated paper production capacity by approximately 200,000 tons. The No. 3 paper machine and associated equipment were idled in response to declining customer demand that resulted in more coated paper capacity than could be filled. Most products made on the No. 3 paper machine were transitioned to lower-cost machines in other Verso mills.

In connection with the temporary idling of the No. 3 paper machine in November 2016, management of Verso determined that a reduction in the useful life of the No. 3 paper machine was necessary and recognized approximately $43 million and approximately $6 million of accelerated depreciation in Verso’s consolidated statement of operations for the year ended December 31, 2016 and the first quarter ended March 31, 2017, respectively. As a result of the acceleration of depreciation, no impairment charge was required to be recorded with the temporary idling or closure of the No. 3 paper machine and associated equipment at the Androscoggin mill.

The permanent shut down of the No. 3 paper machine and associated equipment has resulted in the elimination of jobs, impacting approximately 120 employees at the Androscoggin Mill. For the year ended December 31, 2016, Verso incurred a pre-tax charge to earnings of approximately $4 million in severance and benefit costs, which costs are expected to be paid in the third quarter of 2017. Verso also recorded a non-cash charge of approximately $1 million for the write-off of spare parts and inventory produced on the No. 3 paper machine for the year ended December 31, 2016. Verso does not expect to incur any additional charges as a result of the permanent closure of the No. 3 paper machine and associated equipment.

Costs associated with closure activities are based on currently available information and reflect management’s best estimates; accordingly, actual cash costs and non-cash charges and their timing may differ from those stated above. Verso is expected to complete the closure of the No. 3 paper machine and associated equipment at its Androscoggin mill by the end of the third quarter of 2017.

Item 7.01 Regulation FD Disclosure.

On July 19, 2017, Verso issued a press release announcing the closure of the No. 3 paper machine and associated equipment at the Androscoggin mill.

A copy of the press release is included as Exhibit 99.1 to this report. The press release, including the information contained therein, is furnished pursuant to Item 7.01, is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any of Verso’s previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”).

Forward-Looking Statements

In this report, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend,” “potential” and other similar expressions. Forward-looking statements are based on currently available business, economic, financial, and other information and reflect management’s current beliefs, expectations, and views with respect to future developments and their potential effects on Verso and include statements regarding the expected timing for payment of costs associated with the shutdown of the No. 3 paper machine and associated equipment at the Androscoggin mill, the expected timing for completion of the closure and the expectation that no further charges will be incurred in connection with such closure. Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business. Verso’s actual actions and results may differ materially from what is expressed or implied by these statements due to a variety of factors, including those risks and uncertainties listed from time to time in Verso’s filings with the Securities and Exchange Commission. Verso assumes no obligation to update any forward-looking statement made in this report to reflect subsequent events or circumstances or actual outcomes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release issued by Verso on July 19, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2017

VERSO CORPORATION

By:	/s/ B. Christopher DiSantis
B. Christopher DiSantis
President and Chief Executive Officer